UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 18, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Definitive Material Agreement.

On November 18, 2016, Micron Semiconductor Asia Capital II Pte. Ltd. (“MSA Capital II”), a wholly owned direct subsidiary of Micron Semiconductor Asia Pte. Ltd. (“Micron Singapore”), entered into a Facility Agreement (the “Facility Agreement”) with each of DBS Bank Ltd., The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch, ING Bank N.V., Singapore Branch, Malayan Banking Berhad, Singapore Branch and Oversea-Chinese Banking Corporation Limited acting as mandated lead arrangers and bookrunners and as original lenders, BNP Paribas, acting through its Singapore Branch, as an additional original lender, and DBS Bank Ltd., as facility agent and security agent. Micron Singapore is a wholly owned indirect subsidiary of Micron Technology, Inc. (“Micron”).

MSA Capital II is the borrower under the Facility Agreement. The Facility Agreement provides for a secured multiple-utilization term loan facility, with a maximum aggregate principal borrowing amount of $800 million. Proceeds of the loans under the Facility Agreement will be used by MSA Capital II to purchase certain equipment from Micron Singapore and MSA Capital II will lease such purchased equipment back to Micron Singapore. The indebtedness under the Facility Agreement is secured by a charge over the equipment purchased by MSA Capital II (as aforementioned), an assignment of the lease between MSA Capital II as lessor and Micron Singapore as lessee and charge over a bank account of MSA Capital II (opened and maintained with DBS Bank Ltd. acting as account bank) into which Micron Singapore will deposit all payments owed to MSA Capital II under such lease.

The obligations of MSA Capital II under the Facility Agreement are unconditionally guaranteed by Micron pursuant to a Guaranty entered into by Micron on November 18, 2016.

Borrowings under the Facility Agreement can be made in multiple utilizations. The first loan utilization must be made on or prior to February 16, 2017 and subsequent loan utilizations must be within 190 days after the first loan utilization (the “Availability Period”), in each case subject to the satisfaction of customary conditions precedent. Micron expects the full maximum principal amount of $800 million under the Facility Agreement to be borrowed by the end of the Availability Period. The loans will bear interest at a floating rate equal to the three month LIBOR plus a margin of 2.4% per annum, payable quarterly in arrears.

Under the Facility Agreement, MSA Capital II is also obligated to pay upfront fees, arrangement fees, agency fees and other closing fees customary for a credit facility of this size and type. The loans will mature 5 years after the date of the first loan utilization and principal is payable in 16 equal quarterly installments, commencing on the date falling 15 months after the date of the first loan utilization. MSA Capital II may prepay the loans and terminate the Facility Agreement subject to the payment of customary funding breakage amounts. Any partial prepayments of the loans would be applied to the principal repayment installments on the loans in inverse order of maturity (other than amounts repaid to specific lenders as required under the Facility Agreement). Amounts borrowed under the Facility Agreement and repaid or prepaid may not be reborrowed.

The Facility Agreement contains covenants which are customary for financings of this type, including negative covenants that limit or restrict MSA Capital II’s ability to create liens or dispose of the equipment securing the Facility Agreement. The Facility Agreement also contains a covenant requiring MSA Capital II to ensure that the ratio of the outstanding loan to the fair market value of MSA’s Capital II’s equipment that secures the loan does not exceed 0.8 to 1. If such ratio is exceeded, MSA Capital II is required to grant a charge over additional equipment and/or prepay the loan in an amount sufficient to reduce such ratio to 0.8 to 1 or less.

The Facility Agreement also contains customary events of default and mandatory prepayment events which could result in cancellation of all commitments under the Facility and in all obligations owing under the Facility Agreement being accelerated by the Facility Agent to be immediately due and payable. These events of default and mandatory prepayment events include:

•	non-payment of obligations,

•	non-performance of covenants and obligations,

•	breaches of representations and warranties,

•	acceleration of other material debt,

•	bankruptcy or insolvency,

•	enforcement of security or other legal actions on collateral,

•	failure of security interest granted in the collateral,

•	default by Micron Singapore under the lease between Micron Singapore and MSA Capital II or early termination of such lease, and

•
Micron ceasing to have majority ownership, directly or indirectly of Micron Singapore or Micron Singapore ceasing to own, directly or indirectly, all of the issued and paid up share capital of MSA Capital II.

Certain of the lenders under the Facility Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with Micron or its affiliates, including the provision of investment banking, commercial banking and cash management services, foreign exchange and interest rate hedging and financing and leasing services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

This Current Report on Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the date amounts are expected to be drawn under the Facility Agreement. Actual events or results could differ materially from those contained in the forward-looking statements. Please refer to the documents Micron files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically Micron's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in its forward-looking statements (see Risk Factors). The forward-looking statements are based on information available to Micron as of the date hereof and are based on management's current views and assumptions and should not be relied upon as representing Micron's views as of any subsequent date. Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Micron does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless the securities laws require Micron to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 18, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance